EXHIBIT 99.2

                                  PUT AGREEMENT

      This Put  Agreement  (this  "Agreement"),  dated as of July 30,  2004 (the
"Effective Date"), is made and entered into by and between Mobilepro Corporation, a Delaware corporation ("Mobilepro") and Jeremy Maynard ("Maynard").

                                    RECITALS

      WHEREAS, Mobilepro and Maynard are parties to that certain Agreement and Plan of Merger ("Merger Agreement"), dated as of July 30, 2004, by and among Mobilepro, Affinity Acquisition Corp. ("Merger Sub"), C.L.Y.K., Inc., John Kopanakis, Christopher Laduke and Maynard pursuant to which Merger Sub has or will merger with and into C.L.Y.K., Inc.; and

      WHEREAS, as a condition to the execution of the Merger Agreement, Mobilepro agreed to provide Maynard a right to require Mobilepro to repurchase all, but not less than all, of the Mobilepro Common Stock, $0.001 par value per share, to be issued to Maynard pursuant to the Merger Agreement (including, but not limited to, any shares received as a dividend, from any subdivision or combination of the shares or from any merger, consolidation, spin off or other corporate restructuring of Mobilepro or its affiliates) (the "Put Shares") at an aggregate purchase price of $50,000, in accordance with and subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Maynard' Put Right

      1.1 Put Right. Mobilepro hereby grants to Maynard the one time right (the "Put Right"), exercisable at any time after the one (1) year anniversary of this Agreement but before thirty (30) days after the one year anniversary of this Agreement (the "Termination Date"), to require Mobilepro to purchase all, but no less than all, of the Put Shares for a purchase price of $50,000 payable by way of a two year four percent (4%) non-convertible promissory note.

      1.2. Exercise of the Put. Provided that Maynard has not voluntarily terminated or Merger Sub has not terminated for cause the Employment Agreement between Maynard and Merger Sub dated July 30, 2004 (the "Employment Agreement") prior to the Termination Date, Maynard may exercise the Put Right, at any time within fifteen (15) days after the Termination Date by giving Mobilepro written notice of exercise (the "Put Notice"). The Put Notice shall indicate Maynard' desire to require Mobilepro to purchase all, and not less than all, of the Put Shares and the date on which such purchase is to be effected (the "Put Exercise Date"), provided that the Put Exercise Date specified in the Put Notice shall not be less than fifteen (15) business days, nor more than forty-five (45) business days after the date of the Put Notice.

      1.3 Payment and Delivery. On the Put Exercise Date, Maynard shall deliver to Mobilepro stock certificate(s) representing all of the Put Shares, against delivery to Maynard by Mobilepro of the aggregate purchase price for the Put Shares being sold by Maynard on such date, such purchase price to be paid by Mobilepro delivering to Maynard a two year four percent (4%) non-convertible promissory note.

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      Section 2.  Representations and Warranties of Mobilepro.  Mobilepro hereby represents and warrants to Maynard as follows:

      2.1  Organization,  Good  Standing and  Qualification.  Mobilepro  has all
requisite   corporate  power  and  authority  to  enter  into  and  perform  its obligations under this Agreement.

      2.2 Authorization. All corporate action on the part of Mobilepro, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement has been duly executed and delivered by Mobilepro and constitutes a valid and legally binding obligation of Mobilepro, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by Section 160 of the Delaware General Corporation Law.

      2.3 No Conflict. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of or be in conflict with, or constitute, with or without the passage of time and giving of notice, a default under, any provision of its Certificate of Incorporation or bylaws, or any instrument, judgment, order, writ, decree or contract to which Mobilepro is a party or result in the creation of any lien, charge, or encumbrance upon any assets of Mobilepro.

      2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Mobilepro is required in connection with the consummation of the transactions contemplated by this Agreement.

      Section 3. Miscellaneous

      3.1 Entire Agreement. This Agreement along with the Merger Agreement and that certain Employment Agreement, constitutes the full and entire understanding and agreement between the parties with respect to the subject hereof and supersedes all prior agreements and understandings between or among any of the parties hereto with respect to the subject matter hereof.

      3.2  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

      3.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt request, postage prepaid as follows:

if to Mobilepro:           Mobilepro Corp.

                                   6701 Democracy Blvd., Suite 300

                                   Bethesda, MD 20817

                                   Attention: Jay O. Wright, President and CEO

                                   Facsimile:(301) 315-9040

         if to Maynard:             Jeremy Maynard

                                            [                         ]

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

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

      3.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

      3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

      3.6 Assignment. This Agreement may not be assigned by Maynard without Mobilepro's written consent.

      IN WITNESS WHEREOF, the parties have duly executed this Put Agreement as of the date first written above.

MOBILEPRO:

Mobilepro Corp.


By:
    ---------------------------------
Name:    Jay O. Wright
    ---------------------------------

Its:     President and CEO
    ---------------------------------

MAYNARD:

-------------------------------------

Jeremy Maynard


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